Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Nine Months Ended September 30, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$2,089	$3,145	$2,178	$1,032	$227	$(21)	$(134)	$8,516

Cost of Sales and Other Operating Expenses	1,496	2,613	1,637	786	210	29	(5)	6,766

Litigation Expense (Adjustment)	3	(3)	8	30	3	-	2	43

Depreciation & Amortization	219	200	19	34	9	-	10	491

Losses (Gains) on Sale of Assets, Net	(1)	(4)	7	-	-	-	(1)	1

Operating Income (Loss)	372	339	507	182	5	(50)	(140)	1,215

Other Income (Expense), Net	15	(1)	-	354	3	-	4	375

Income (Loss) before Interest & Taxes (1)	387	338	507	536	8	(50)	(136)	1,590

Net Interest Expense (Income) (2)	79	31	48	(2)	(2)	3	50	207

Income Tax Expense (Benefit)	126	139	169	216	(8)	(18)	(163)	461

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	40	-	-	40

Discontinued Operations	-	-	-	-	-	-	319	319

Net Income (Loss)	$182	$168	$290	$322	$58	$(35)	$296	$1,281

Nine Months Ended September 30, 2005

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$1,761	$3,091	$1,695	$1,098	$227	$-	$(292)	$7,580

Cost of Sales and Other Operating Expenses	1,259	2,559	1,399	898	215	23	(121)	6,232

Litigation Expense	44	88	45	18	1	-	145	341

Depreciation & Amortization	197	198	21	28	9	-	13	466

Gains on Sale of Assets, Net	(1)	-	(98)	-	(4)	-	(1)	(104)

Operating Income (Loss)	262	246	328	154	6	(23)	(328)	645

Other Income (Expense), Net	4	(1)	(1)	15	3	-	4	24

Income (Loss) before Interest & Taxes (1)	266	245	327	169	9	(23)	(324)	669

Net Interest Expense (Income) (2)	37	27	20	16	(1)	1	77	177

Income Tax Expense (Benefit)	39	55	91	62	4	(9)	(264)	(22)

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	42	-	-	42

Discontinued Operations	-	-	-	-	-	-	9	9

Net Income (Loss)	$190	$163	$216	$91	$48	$(15)	$(128)	$565

(1) Management believes "Income before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended September 30, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$703	$812	$784	$379	$79	$(1)	$(62)	$2,694

Cost of Sales and Other Operating Expenses	481	614	592	288	73	10	(3)	2,055

Litigation Expense	2	2	1	2	1	-	4	12

Depreciation & Amortization	72	67	6	12	3	-	3	163

Losses (Gains) on Sale of Assets, Net	-	(3)	2	-	-	-	(1)	(2)

Operating Income (Loss)	148	132	183	77	2	(11)	(65)	466

Other Income, Net	2	-	-	364	-	2	8	376

Income (Loss) before Interest & Taxes (1)	150	132	183	441	2	(9)	(57)	842

Net Interest Expense (Income) (2)	27	12	17	(6)	(2)	1	9	58

Income Tax Expense (Benefit)	53	59	61	182	1	3	(102)	257

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	16	-	-	16

Discontinued Operations	-	-	-	-	-	-	110	110

Net Income (Loss)	$70	$61	$105	$265	$19	$(13)	$146	$653

Three Months Ended September 30, 2005

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$601	$910	$791	$412	$90	$-	$(94)	$2,710

Cost of Sales and Other Operating Expenses	395	737	614	359	85	8	(32)	2,166

Litigation Expense	44	88	38	10	-	-	145	325

Depreciation & Amortization	66	66	7	10	3	-	-	152

Gains on Sale of Assets, Net	(1)	-	(98)	-	-	-	-	(99)

Operating Income (Loss)	97	19	230	33	2	(8)	(207)	166

Other Income (Expense), Net	3	-	-	15	4	-	(3)	19

Income (Loss) before Interest & Taxes (1)	100	19	230	48	6	(8)	(210)	185

Net Interest Expense (Income) (2)	6	9	8	8	(1)	-	18	48

Income Tax Expense (Benefit)	(8)	(26)	61	16	4	(3)	(107)	(63)

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	16	-	-	16

Discontinued Operations	-	-	-	-	-	-	5	5

Net Income (Loss)	$102	$36	$161	$24	$19	$(5)	$(116)	$221

(1) Management believes "Income before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.